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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


            Current Report Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



                     Date of Report:  February 14, 1996


                      FEDERAL PAPER BOARD COMPANY, INC.
           (Exact Name of Registrant as Specified in its Charter)


                               NORTH CAROLINA
               (State or Other Jurisdiction of Incorporation)



       1-3838                                              22-0904830
(Commission File Number)                    (IRS Employer Identification Number)


75 CHESTNUT RIDGE ROAD, MONTVALE, NEW JERSEY               07645
(Address of Principal Executive Offices)                   (Zip Code)


                                 (201) 391-1776
            (Registrant's Telephone Number, including Area Code)
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                     INFORMATION INCLUDED IN THIS REPORT

Item 5.          OTHER EVENTS.

                 On February 14, 1996, Federal Paper Board Company, Inc. (the "Registrant") issued a press release relating to the proposed merger between the Registrant and a wholly owned subsidiary ("Merger Sub") of International Paper Company ("International Paper") pursuant to the Restated and Amended Agreement and Plan of Merger, dated as of November 6, 1995 and amended as of February 8, 1996, among the Registrant, International Paper and Merger Sub (the "Merger Agreement"). The Registrant announced, among other things, (a) that a Special Meeting of its Shareholders will be held on Tuesday, March 12, 1996 to consider a proposal to approve the Merger Agreement and (b) the expected dates of certain events related to the proposed merger.

                 A copy of the press release issued by the Registrant on February 14, 1996 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

Item 7.          FINANCIAL STATEMENTS AND EXHIBITS.

                 (a)      Financial Statements of Businesses Acquired.

                          NOT APPLICABLE.

                 (b)      Pro Forma Financial Information.

                          NOT APPLICABLE

                 (c)      EXHIBITS

                          99.1 Press Release issued by Federal Paper Board Company, Inc. on February 14, 1996
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FEDERAL PAPER BOARD COMPANY, INC.



Date:  February 15, 1996           By:  /s/  Quentin J. Kennedy
                                       ------------------------------------
                                   Name:  Quentin J. Kennedy
                                   Title: Director, Executive Vice President,
                                          Treasurer and Secretary
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                               INDEX TO EXHIBITS

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Exhibit
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99.1             Press Release issued by Federal Paper Board Company, Inc. on
                 February 14, 1996
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